Exhibit 10.1

AMENDMENT NO. 4
TO
RECEIVABLES PURCHASE AGREEMENT

THIS AMENDMENT NO. 4 TO RECEIVABLES PURCHASE AGREEMENT (this “Amendment”) is dated as of June 1, 2018 (the “Amendment Effective Date”), by and among:

(a)                              KapStone Receivables, LLC, a Delaware limited liability company (the “Seller”),

(b)                          KapStone Paper and Packaging Corporation, a Delaware corporation (“KapStone Paper”), as initial Servicer (the “Servicer”),

(c)                              Wells Fargo Bank, N.A. (“Wells” or a “Purchaser”),

(d)                              PNC Bank, National Association (“PNC” or a “Purchaser”),

(e)                              Sumitomo Mitsui Banking Corporation (“SMBC” or a “Purchaser”), New York Branch,

(f)                                 Coöperatieve Rabobank, U.A. (“Rabobank” or a “Purchaser”), New York Branch, and

(g)                              Wells Fargo Bank, N.A., in its capacity as administrative agent for the Purchasers (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”).

Capitalized terms used, but not defined, herein shall have the meanings given to such terms in the Purchase Agreement defined below.

W I T N E S S E T H:

WHEREAS, the Seller, the Servicer, the Purchasers and the Administrative Agent have entered into that certain Receivables Purchase Agreement dated as of September 26, 2014 (as amended, modified or restated from time to time, the “Purchase Agreement”); and

WHEREAS, the parties hereto desire to amend the Purchase Agreement as hereinafter provided;

NOW, THEREFORE, in consideration of the premises and the other mutual covenants contained herein, the parties hereto agree as follows:

SECTION 1.             Amendments to the Purchase Agreement.   Effective as of the Amendment Effective Date, the Purchase Agreement is hereby amended as follows:

(a)                          Article XII of the Purchase Agreement is amended by adding the following as a new Section 12.13 at the end thereof:

AMENDMENT NO. 4 TO RECEIVABLES PURCHASE AGREEMENT

12.13            Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:  (a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and (b) the effects of any Bail-in Action on any such liability, including, if applicable:  (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

(b)                           In Exhibit I to the Purchase Agreement, the definitions of the defined terms listed below are hereby amended and restated in their entirety to read as follows:

“Default Horizon Ratio” means, as of any Cut-Off Date, the ratio (expressed as a decimal) computed by dividing:

(i)                                   the sum of (a) the aggregate sales generated by the Originators during the last four (4) months ending on such Cut-Off Date (or such other number of months as may be determined by the Purchasers in their reasonable judgment following the June 2018 Review if test audit results for such Review indicate that a different number of months would be appropriate after consultation with the Seller), plus (b) the product of (1) the aggregate sales generated by the Originators during the Calculation Period five (5) months prior to the month ending on such Cut-Off Date (or such other number of months as may be determined by the Purchasers in their reasonable judgment following the June 2018 Review if test audit results for such Review indicate that a different number of months would be appropriate after consultation with the Seller) multiplied by (2) the Three-Month Rolling Average Default Horizon Adjuster minus 1, plus (c) the product of (1) the aggregate sales generated by the Originators during the Calculation Period six (6) months prior to the month ending on such Cut-Off Date (or such other number of months as may be determined by the Purchasers in their reasonable judgment following the June 2018 Review if test audit results for such Review indicate that a different number of months would be appropriate after consultation with the Seller) multiplied by (2) the Three-Month Rolling Average Default Horizon Adjuster minus 2, plus (d) the product of (1) the aggregate sales generated by the Originators during the Calculation Period seven (7) months prior to the month ending on such

AMENDMENT NO. 4 TO RECEIVABLES PURCHASE AGREEMENT

Cut-Off Date (or such other number of months as may be determined by the Purchasers in their reasonable judgment following the June 2018 Review if test audit results for such Review indicate that a different number of months would be appropriate after consultation with the Seller) multiplied by (2) the Three-Month Rolling Average Default Horizon Adjuster minus 3, by

(ii)                                the Net Pool Balance as of such Cut-Off Date;

provided, however, that in the event the amount determined pursuant to the foregoing clause (b)(2), (c)(2) or (d)(2) is less than zero (0), such amount shall be deemed to be zero (0) and in the event the amount determined pursuant to the foregoing clause (b)(2), (c)(2) or (d)(2) is more than one (1), such amount shall be deemed to be one (1).

“Dilution Horizon Ratio” means, as of any Cut-off Date, a ratio (expressed as a decimal), computed by dividing (a) the sum of (i) the aggregate sales generated by the Originators during the one (1) month ending on such Cut-Off Date (or such other number of months (or portions thereof), as determined by the Purchasers in their reasonable judgment following the June, 2018 Review if test audit results for such Review indicate that a different number of months would be appropriate after consultation with the Seller), plus (ii) 50% of the aggregate sales generated by the Originators during the month ending one month (or such other number of months as may be determined by the Purchasers in their reasonable judgment following the June 2018 Review if test audit results for such Review indicate that a different number of months would be appropriate after consultation with the Seller) prior to such Cut-Off Date, by (b) the Net Pool Balance as of such Cut-Off Date.

“Facility Termination Date” means the earlier of (i) May 31, 2019, and (ii) the Amortization Date.

“Fee Letter” means that certain Amended and Restated Fee Letter dated as of June 1, 2018 by and among Seller, the Administrative Agent, the Purchasers and SMBC Nikko Securities America, Inc., as agent for SMBC, as the same may be amended, restated, supplemented or otherwise modified from time to time.

(c)                              Exhibit I to the Purchase Agreement is amended by adding the following definitions thereto in the appropriate alphabetical order:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA

AMENDMENT NO. 4 TO RECEIVABLES PURCHASE AGREEMENT

Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 2.             Effect of Amendments.  Except as specifically amended hereby, the Purchase Agreement and all exhibits and schedules attached thereto shall remain in full force and effect.  This Amendment shall not constitute a novation of the Purchase Agreement, but shall constitute an amendment to the Purchase Agreement and the exhibits attached thereto to the extent set forth herein.

SECTION 3.             [Reserved].

SECTION 4.             Binding Effect.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.

SECTION 5.             Effectiveness. This Amendment shall become effective on the Amendment Effective Date subject to the prior or contemporaneous satisfaction of each of the following conditions precedent:

1.                                    The Administrative Agent shall have received (a) executed counterparts of this Amendment, duly executed by the parties hereto, and (b) counterparts of the Amended and Restated Fee Letter of even date herewith, duly executed by each of the parties thereto.

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2.                                    Each of the Purchasers (or its agent identified in the Fee Letter) shall have received payment of its amendment structuring fee in immediately available funds.

3.                                    Each of the representations and warranties contained in Article III of the Purchase Agreement shall be true and correct in all material respects, it being understood that the foregoing materiality qualifier shall not apply to any representation that itself contains a materiality threshold.

SECTION 6.             Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of laws principles (other than section 5-1401 of the New York General Obligations law).

SECTION 7.             Execution in Counterparts; Severability.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.  In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

<Signature pages follow>

AMENDMENT NO. 4 TO RECEIVABLES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have hereunder set their hands as of the date first above written.

KAPSTONE RECEIVABLES, LLC, AS SELLER

By:	/s/ Andrea K. Tarbox
Name:	Andrea K. Tarbox
Title:	Treasurer

KAPSTONE PAPER AND PACKAGING CORPORATION, AS THE SERVICER

By:	/s/ Andrea K. Tarbox
Name:	Andrea K. Tarbox
Title:	Chief Financial Officer

AMENDMENT NO. 4 TO RECEIVABLES PURCHASE AGREEMENT

WELLS FARGO BANK, N.A.,

AS ADMINISTRATIVE AGENT AND A PURCHASER

By:	/s/ Michael J. Landry
Name:	Michael J. Landry
Title:	Director

AMENDMENT NO. 4 TO RECEIVABLES PURCHASE AGREEMENT

PNC BANK, NATIONAL ASSOCIATION,

AS A PURCHASER

By:	/s/ Michael Brown
Name:	Michael Brown
Title:	Senior Vice President

AMENDMENT NO. 4 TO RECEIVABLES PURCHASE AGREEMENT

SUMITOMO MITSUI BANKING CORPORATION, NEW YORK BRANCH,

AS A PURCHASER

By:	/s/ James D. Weinstein
Name:	James D. Weinstein
Title:	Managing Director

AMENDMENT NO. 4 TO RECEIVABLES PURCHASE AGREEMENT

COÖPERATIEVE RABOBANK, U.A., NEW YORK BRANCH, AS A PURCHASER

By:	/s/ Christopher Lew
Name:	Christopher Lew
Title:	Executive Director

By:	/s/ Raymond Dizon
Name:	Raymond Dizon
Title:	Executive Director

AMENDMENT NO. 4 TO RECEIVABLES PURCHASE AGREEMENT